Exhibit 10.46

N421ST AIRCRAFT PURCHASE AGREEMENT

SELLER: Ponderosa Air LLC 1411 Broadway NY NY 10018

BUYER: Zelta Air LLC 139 Chesnut St Nutely NJ 07110

1.	Seller agrees to sell to buyer and buyer agrees to purchase from the seller the following aircraft:

N421ST 1976 Cessna C-421C SN 421C-0114

SALE PRICE: $305,000.00 US Dollars

2.	Seller warrants that seller holds legal title to the aircraft and thcat title will be free and clear of all liens and encumbrances.

3.	Seller warrants aircraft will be in airworthy condition, with a current annual inspection and an FAA issued airworthiness certificate.

4.	Buyer shall wire transfer a deposit of $20,000.00 to:

Flewber Inc 7110 Republic Airport Farmingdale NY 11735

ROUTING # 021000021 ACCOUNT: 953692529

upon acceptance of this agreement.

5.	Aircraft will have a current annual compliant to Part 135 standards.

6.	Upon completion of the annual buyer shall wire transfer the balance of $285,000.00 to sellers account within three business days.

7.	Upon receipt of funds seller shall delivery aircraft to buyer at Republic Airport with all logs and a signed FAA bill-of-sale transferring title to buyer.

8.	Aircraft is sold in as is where is condition with no warranties or guarantees implied.

9.	Buyer agrees to sign a lease back agreement from Zelta Air LLC to Flewber Inc for a period of 45 days from title transfer date. Aircraft will be based at buyers location and not used by Flewber during this period.

10.	Any alteration to this agreement must be agreed to by both parties in writing.

11.	Photo copy of this agreement shall be deemed as original.

AGREED TO BY:

SELLER:	/s/ Marc Sellouk	Date:	BUYER:	/s/ Erik Lieping	Date:
	Ponderosa Air LLC			Zelta Air LLC	03/05/2024
	Marc Sellouk			Erik Lieping